Exhibit 10.1

EVgo INC.

2021 LONG TERM INCENTIVE PLAN

RESTRICTED STOCK UNIT GRANT NOTICE

(EXECUTIVE)

Pursuant to the terms and conditions of the EVgo Inc. 2021 Long Term Incentive Plan (the “Plan”), EVgo Inc., a Delaware corporation (the “Company”), hereby grants to the individual listed below (“you” or the “Participant”) the number of Restricted Stock Units (the “RSUs”) set forth below. This award of RSUs (this “Award”) is subject to the terms and conditions set forth herein and in the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Participant:
Date of Grant:
Total Number of Restricted Stock Units:
Vesting Commencement Date:
Vesting Schedule:

Subject to the Agreement, the Plan and the other terms and conditions set forth herein, the RSUs shall vest and become exercisable according to the following schedule:

provided, that you remain continuously employed by the Company or an Affiliate, as applicable, from the Date of Grant through each such vesting date. Shares will be issued with respect to the RSUs as set forth in Section 4 of the Agreement (which Shares when issued will be transferable and nonforfeitable).

By your signature below, you agree to be bound by the terms and conditions of the Plan, the Agreement and this Restricted Stock Unit Grant Notice (this “Grant Notice”). You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations that arise under the Agreement, the Plan or this Grant Notice. This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and the Participant has executed this Grant Notice, effective for all purposes as provided above.

EVgo INC.

By:
Name:
Title:

Participant

Name:
Date Accepted:

SIGNATURE PAGE TO

RESTRICTED STOCK UNIT GRANT NOTICE

A-2

EXHIBIT A

RESTRICTED STOCK UNIT AGREEMENT

This Restricted Stock Unit Agreement (together with the Grant Notice to which this Agreement is attached, this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice to which this Agreement is attached by and between EVgo Inc., a Delaware corporation (the “Company”), and__________(the “Participant”). Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.

1.Award. In consideration of the Participant’s past or continued employment with the Company or its Affiliates and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Date of Grant set forth in the Grant Notice (the “Date of Grant”), the Company hereby grants to the Participant the number of RSUs set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, which is incorporated herein by reference as a part of this Agreement. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. To the extent vested, each RSU represents the right to receive one share of Stock, subject to the terms and conditions set forth in the Grant Notice, this Agreement and the Plan. Unless and until the RSUs have become vested in the manner set forth in the Grant Notice, the Participant will have no right to receive any Stock or other payments in respect of the RSUs. Prior to settlement of this Award, the RSUs and this Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.
2.Vesting of RSUs.
(a)The RSUs shall vest in accordance with the vesting schedule set forth in the Grant Notice. Unless and until the RSUs have vested in accordance with such vesting schedule, the Participant will have no right to receive any dividends or other distribution with respect to the RSUs. Upon a termination of the Participant’s employment with the Company or an Affiliate prior to the vesting of all of the RSUs, any unvested RSUs (and all rights arising from such RSUs and from being a holder thereof) will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company.
(b)Notwithstanding any provision herein to the contrary, in the event of any inconsistency between this Section 2 and any employment agreement entered into by and between you and the Company or its Affiliates, the terms of the employment agreement shall control.
3.Dividend Equivalents. In the event that the Company declares and pays a dividend in respect of its outstanding shares of Stock and, on the record date for such dividend, the Participant holds RSUs granted pursuant to this Agreement that have not been settled, the Company shall record the amount of such dividend in a bookkeeping account and pay to the Participant an amount in cash equal to the cash dividends the Participant would have received if the Participant was the holder of record, as of such record date, of a number of shares of Stock equal to the number of RSUs held by the Participant that have not been settled as of such record date, such payment to be made on the same date that the RSUs to which they are attributable are settled and paid in accordance with Section 4. For purposes of clarity, if the RSUs (or any portion thereof) are forfeited by the Participant pursuant to the terms of this Agreement, then the Participant shall also forfeit the Dividend Equivalents, if any, accrued with respect to such forfeited RSUs. No interest will accrue on the Dividend Equivalents between the declaration and payment of the applicable dividends and the settlement of the Dividend Equivalents.
4.Settlement of RSUs. As soon as administratively practicable following the vesting of RSUs pursuant to Section 2, but in no event later than 60 days after such vesting date, the Company shall deliver to the Participant a number of shares of Stock equal to the number of RSUs subject to this Award. All shares of Stock issued hereunder shall be delivered either by delivering one or more certificates for such shares to the Participant or by entering such shares in book-entry form, as determined by the Committee in its sole discretion. The value of shares of Stock shall not bear any interest owing to the passage of time. Neither this Section 4 nor any action taken pursuant to or in accordance with this Agreement shall be construed to create a trust or a funded or secured obligation of any kind.
5.Tax Withholding.
(a)To the extent that the receipt, vesting or settlement of the Award results in compensation income or wages to the Participant for federal, state, local or foreign tax purposes, the satisfaction of obligations for the payment of withholding taxes and other tax obligations relating to such Award of RSUs (the “Tax Withholding Obligations”) automatically shall be satisfied by the sale (including a broker-assisted sale) of Stock otherwise delivered pursuant to such Award of RSUs, unless otherwise required by the Committee or pursuant to the Committee’s express written consent. The number of shares of Stock that may be so sold in such sale to satisfy the Tax Withholding Obligations shall be the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding equal to the aggregate amount of such Tax Withholding Obligations (and any associated broker or other fees) determined based on the maximum withholding rates for federal, state, local or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to this Award, as determined by the Committee.   Any fraction of a share of Stock required to satisfy such Tax Withholding Obligations shall be disregarded and the amount due shall be paid instead in cash to the Participant. By execution of the Agreement, Participant expressly consents to the sale of Stock contemplated by this Section 5 and agrees that any firm or broker as the Company shall designate from time to time shall serve as the Participant’s agent, and such agent is authorized to sell on the open market, on the Participant’s behalf, as soon as practicable on or after the shares of Stock underlying this Award of RSUs are issued, shares of Stock to cover the Tax Withholding Obligations (and any associated broker or other fees) determined in accordance with this Section 5. This does not affect the liability and responsibility of the Participant for all Tax Withholding Obligations or any other tax liabilities associated with the Award of RSUs. In the event of the agent’s inability to sell, or the agent’s delay in selling, shares of Stock, the Participant will continue to be responsible for the timely payment to the Company of the Tax Withholding Obligations. The Participant agrees to execute and deliver to the agent any other agreements or documents as the agent reasonably deems necessary or appropriate to carry out the purposes of this Section 5.
(b)If the Committee determines that Participant cannot satisfy Participant’s Tax Withholding Obligation through the default procedure described in clause (a), it may permit Participant to satisfy Participant’s Tax Withholding Obligation through other mechanisms, including the delivery of cash or cash equivalents, Stock (including previously owned Stock, net settlement, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to this Award), other property, or any other legal consideration the Committee deems appropriate.

(c)The Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or settlement of this Award or disposition of the underlying shares and that the Participant has been advised, and hereby is advised, to consult a tax advisor. The Participant represents that the Participant is in no manner relying on the Board, the Committee, the Company or an Affiliate or any of their respective managers, directors, officers, employees or authorized representatives (including, without limitation, attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.
6.Employment Relationship. For purposes of this Agreement the Participant shall be considered to be employed by the Company or an Affiliate as long as the Participant remains an employee of any of the Company, an Affiliate or a corporation or other entity (or a parent or subsidiary of such corporation or other entity) assuming or substituting a new award for this Award. Without limiting the scope of the preceding sentence, it is expressly provided that the Participant shall be considered to have terminated employment with the Company (a) when the Participant ceases to be an employee of any of the Company, an Affiliate, or a corporation or other entity (or a parent or subsidiary of such corporation or other entity) assuming or substituting a new award for this Award or (b) at the time of the termination of the “Affiliate” status under the Plan of the corporation or other entity that employs the Participant.
7.Leave of Absence. With respect to the Award, the Company may, in its sole discretion, determine that if the Participant is on a leave of absence for any reason the Participant will be considered to still be in the employ of, or providing services for, the Company, provided that rights to the RSUs during a leave of absence will be limited to the extent to which those rights were earned or vested when the leave of absence began.
8.Non-Transferability. During the lifetime of the Participant, the RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares of Stock underlying the RSUs have been issued, and all restrictions applicable to such shares have lapsed. Neither the RSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
9.Compliance with Applicable Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of shares of Stock hereunder will be subject to compliance with all applicable requirements of applicable law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed. No shares of Stock will be issued hereunder if such issuance would constitute a violation of any applicable law or regulation or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, shares of Stock will not be issued hereunder unless (a) a registration statement under the Securities Act is in effect at the time of such issuance with respect to the shares to be issued or (b) in the opinion of legal counsel to the Company, the shares to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any shares of Stock hereunder will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance of Stock hereunder, the Company may require the Participant to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.
10.Legends. If a stock certificate is issued with respect to shares of Stock issued hereunder, such certificate shall bear such legend or legends as the Committee deems appropriate in order to reflect the restrictions set forth in this Agreement and to ensure compliance with the terms and provisions of this Agreement, the rules, regulations and other requirements of the SEC, any applicable laws or the requirements of any stock exchange on which the Stock is then listed. If the shares of Stock issued hereunder are held in book-entry form, then such entry will reflect that the shares are subject to the restrictions set forth in this Agreement.
11.Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to any shares of Stock that may become deliverable hereunder unless and until the Participant has become the holder of record of such shares of Stock, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares of Stock, except as otherwise specifically provided for in the Plan or this Agreement.
12.No Right to Continued Employment or Awards. Nothing in the adoption of the Plan, nor the award of the RSUs thereunder pursuant to the Grant Notice and this Agreement, shall confer upon the Participant the right to continued employment by the Company or any Affiliate, or any other entity, or affect in any way the right of the Company or any such Affiliate, or any other entity to terminate such employment at any time. The grant of the RSUs is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Any future Awards will be granted at the sole discretion of the Company.
13.Notices. All notices and other communications under this Agreement shall be in writing and shall be delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, unless otherwise designated by the Company in a written notice to the Participant (or other holder):

EVgo Inc.

Attn: Chief Legal Officer

11835 West Olympic Boulevard, Suite 900E

Los Angeles, California 90064

Telephone: (877) 494-3833

If to the Participant, at the Participant’s last known address on file with the Company.

Any notice that is delivered personally or by overnight courier or telecopier in the manner provided herein shall be deemed to have been duly given to the Participant when it is mailed by the Company or, if such notice is not mailed to the Participant, upon receipt by the Participant. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.

14.Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Participant has access. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.
15.Agreement to Furnish Information. The Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.
16.Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the RSUs granted hereby; provided¸ however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment, consulting or severance agreement between the Company (or an Affiliate or other entity) and the Participant in effect as of the date a determination is to be made under this Agreement. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of the Participant shall be effective only if it is in writing and signed by both the Participant and an authorized officer of the Company.
17.Severability and Waiver. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.
18.Clawback. Notwithstanding any provision in the Grant Notice, this Agreement or the Plan to the contrary, to the extent required by (a) applicable law, including the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, any SEC rule or any applicable securities exchange listing standards or (b) any policy that may be adopted or amended by the Board from time to time, the Award and/or all shares of Stock issued hereunder shall be subject to forfeiture, repurchase, recoupment or cancellation to the extent necessary to comply with such law(s) or policy.
19.Insider Trading Policy. The terms of the Company’s insider trading policy, as it may hereinafter be amended, with respect to shares of Stock are incorporated herein by reference.
20.Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN, EXCLUSIVE OF THE CONFLICT OF LAWS PROVISIONS OF DELAWARE LAW. With respect to any claim or dispute related to or arising under this Agreement, Participant hereby consents to the exclusive jurisdiction, forum and venue of the state and federal courts (as applicable) located in New Castle County, Delaware. The parties hereto waive, to the fullest extent permitted by law, any defenses to venue and jurisdiction in New Castle County, Delaware.
21.Successors and Assigns. The Company may assign any of its rights under this Agreement without the Participant’s consent. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the Person(s) to whom the RSUs may be transferred by will or the laws of descent or distribution.
22.Headings; References; Interpretation. Headings are for convenience only and are not deemed to be part of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references herein to Sections shall, unless the context requires a different construction, be deemed to be references to the Sections of this Agreement. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” All references to “including” shall be construed as meaning “including without limitation.” Unless the context requires otherwise, all references herein to a law, agreement, instrument or other document shall be deemed to refer to such law, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof. All references to “dollars” or “$” in this Agreement refer to United States dollars. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.
23.Counterparts. The Grant Notice may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Delivery of an executed counterpart of the Grant Notice by facsimile or portable document format (.pdf) attachment to electronic mail shall be effective as delivery of a manually executed counterpart of the Grant Notice.
24.Section 409A. This Agreement is intended to comply with the Nonqualified Deferred Compensation Rules or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under the Nonqualified Deferred Compensation Rules. To the extent that the Committee determines that the RSUs may not be exempt from the Nonqualified Deferred Compensation Rules, then, if the Participant is deemed to be a “specified employee” within the meaning of the Nonqualified Deferred Compensation Rules, as determined by the Committee, at a time when the Participant becomes eligible for settlement of the RSUs upon his “separation from service” within the meaning of the Nonqualified Deferred Compensation Rules, then to the extent necessary to prevent any accelerated or additional tax under the Nonqualified Deferred Compensation Rules, such settlement will be delayed until the earlier of: (a) the date that is six months following the Participant’s separation from service and (b) the Participant’s death. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with the Nonqualified Deferred Compensation Rules and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules.